                                                                     Exhibit 4.6


                          CYGNET FINANCIAL CORPORATION

                                WARRANT AGREEMENT

         THIS WARRANT AGREEMENT (the "Agreement"), dated as of ______ __, 1998, is between CYGNET FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and Ernest C. Garcia, II ("Garcia").

         WHEREAS, pursuant to the terms of that certain Rights Exercise and Standby Purchase Agreement dated as of ________, 1998 (the "Standby Purchase Agreement") between the Company and Garcia, the Company is obligated to issue to Garcia warrants (the "Warrants") to purchase up to an aggregate of 500,000 shares of common stock, $.001 par value per share ("Common Stock"), of the Company, subject to the terms and conditions of this Agreement; and

         WHEREAS, the Company and Garcia desire to establish the terms of the Warrants.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties agree as follows:

         Section 1.        ISSUANCE OF WARRANTS AND FORM OF WARRANTS.

         (a) Subject to the terms and conditions hereof, on the Closing Date (as defined in the Standby Purchase Agreement), the Company shall issue to Garcia or any of his Affiliates as he shall designate and Garcia or any of such Affiliates shall accept from the Company, the Warrants substantially in the form attached hereto as Exhibit A. For purposes of this Agreement "Affiliate" means any corporation or other entity controlled directly or indirectly by Garcia.

         (b) Each Warrant shall entitle the registered holder of the certificate representing such Warrant to purchase upon the exercise thereof one share of Common Stock, subject to the adjustments provided for in Section 9 hereof, at any time until 5:00 p.m., Arizona time, on __________ __, 2003.

         (c) The Warrant certificates shall be in registered form only. Each Warrant certificate shall be dated as of the date of issuance thereof (whether upon initial issuance or upon transfer or exchange), and shall be executed on behalf of the Company by the manual or facsimile signature of its President or a Vice President, and attested to by the manual or facsimile signature of its Secretary or an Assistant Secretary. In case any officer of the Company who shall have signed any Warrant certificate shall cease to be such officer of the Company prior to the issuance thereof, such Warrant certificate may nevertheless be issued and delivered with the same force and effect as though the person who signed the same had not ceased to be such officer of the Company.

         Section 2. EXERCISE OF WARRANTS, DURATION AND WARRANT PRICE. Subject to the provisions of this Agreement, each registered holder of one or more Warrant certificates shall have the right, which may be exercised as provided in such Warrant certificates, to purchase from the
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Company (and the Company shall issue and sell to such registered holder) the number of shares of Common Stock or other securities to which the Warrants represented by such certificates are at the time entitled hereunder.

         (a) Each Warrant not exercised by its expiration date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on such date.

         (b) A Warrant may be exercised by the surrender of the certificate representing such Warrant to the Company, at the address given in Section 12 hereof, with the subscription form set forth on the reverse thereof duly executed and properly endorsed with the signatures properly guaranteed, and upon payment in full to the Company of the Warrant Price (as hereinafter defined) for the number of shares of Common Stock or other securities as to which the Warrant is exercised. Such Warrant Price shall be paid in full in cash, or by certified check or bank draft payable in United States currency to the order of the Company.

         (c) The price per share of Common Stock at which each Warrant may be exercised (the "Warrant Price") shall be $8.40 (subject to adjustment in accordance with Section 8 hereof).

         (d) Subject to the further provisions of this Section 2 and of Section 5 hereof, upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered, as promptly as practicable to or upon the written order of the registered holder of such Warrants and in such name or names as such registered holder may designate, subject to applicable securities laws, a certificate or certificates for the number of securities so purchased upon the exercise of such Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fraction of a share or security otherwise issuable upon such surrender. All shares of Common Stock or other such securities issued upon the exercise of a Warrant shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and other encumbrances.

         (e) Certificates representing such securities shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of the surrender of such Warrants and payment of the Warrant Price; provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Common Stock or other securities purchasable upon the exercise of such Warrants shall be closed, the certificates for the securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such securities and the person to whom such securities are issuable shall not be deemed to have became a holder of record of such securities. The rights of purchase represented by each Warrant certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of securities specified therein and, in the event that any Warrant certificate is exercised in respect of less than all of the securities specified therein at any time prior to the expiration date of the Warrant certificate, a new Warrant certificate or certificates will be issued to


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such registered holder for the remaining number of securities specified in the
Warrant certificate so surrendered.

         Section 3. COMPANY REGISTRATION.

         (a) The Company shall maintain books (the "Warrant Register") for the registration and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of Garcia or any of his Affiliates as Garcia shall designate in accordance with Section 1 hereof.

         (b) Prior to due presentment for registration of transfer of any Warrant certificate, the Company may deem and treat the person in whose name such Warrant certificate shall be registered upon the Warrant Register (the "registered holder") as the absolute owner of such Warrant certificate and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, of any distribution or notice to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Section 4. TRANSFER AND EXCHANGE OF WARRANTS.

         (a) The Company shall register the transfer, from time to time, of any outstanding Warrant or portion thereof upon the Warrant Register, upon surrender of the certificate evidencing such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant certificate representing an equal aggregate number of Warrants so transferred shall be issued to the transferee and the surrendered Warrant certificate shall be canceled by the Company. In the event that only a portion of a Warrant is transferred at any time, a new Warrant certificate representing the remaining portion of the Warrant will also be issued to the transferring holder. Notwithstanding the foregoing, no transfer or exchange may be made except in compliance with applicable securities laws and Section 11 hereof.

         (b) Warrant certificates may be surrendered to the Company, together with a written request for exchange, and thereupon the Company shall issue in exchange therefor one or more new Warrant certificates as requested by the registered holder of the Warrant certificate or certificates so surrendered, representing an equal aggregate number of Warrants.

         (c) The Company shall not be required to effect any registration of transfer or exchange which will result in the issuance of a Warrant certificate for a fraction of a Warrant.

         (d) No service charge shall be made for any exchange or registration of transfer of Warrant certificates.

         Section 5. PAYMENT OF TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance or delivery of the shares of Common Stock or other securities


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issuable upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant certificate or certificates for shares of Common Stock in a name other than registered holder of Warrants in respect of which such shares are issued, and in such case the Company shall not be required to issue or deliver any certificate for shares of Common Stock or any Warrant certificate until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid.

         Section 6. MUTILATED OR MISSING WARRANTS. In case any of the Warrant certificates shall be mutilated, lost, stolen or destroyed, the Company may issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate representing an equal aggregate number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and reasonable indemnity, if requested, also satisfactory to it. Applicants for such substitute Warrant certificates shall also comply with such other reasonable conditions and pay such reasonable charges as the Company may prescribe.

         Section 7. RESERVATION OF COMMON STOCK.

         (a) There have been reserved, and the Company shall at all times keep reserved, out of its authorized and unissued shares of Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants then outstanding or issuable upon exercise, and the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants.

         (b) The Company will requisition from time to time from such transfer agent stock certificates required to honor outstanding Warrants. The Company will supply such transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash as provided in
Section 9 of this Agreement. After the expiration date of the Warrants, no shares of Common Stock shall be subject to reservation in respect of such Warrants.

         Section 8. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         8.1 ADJUSTMENTS. The number of shares of Common Stock or other securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:


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                  (a) If the Company (i) pays a dividend in Common Stock or
makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares, or (iv) issues, by reclassification of its Common Stock, other securities of the Company, then the number and kind of shares of Common Stock or other securities purchasable upon exercise of a Warrant immediately prior thereto will be adjusted so that the holder of a Warrant will be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such holder would have owned and would have been entitled to receive immediately after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) will become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) No adjustment in the number of shares or securities purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares or securities then purchasable upon the exercise of the Warrants.

                  (c) Whenever the number of shares or securities purchasable upon the exercise of the Warrants is adjusted, as herein provided, the Warrant Price for shares payable upon exercise of the Warrants shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so purchasable immediately thereafter.

                  (d) Whenever the number of shares or securities purchasable upon the exercise of the Warrants and/or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of shares or securities purchasable upon the exercise of the Warrants after such adjustment, the Warrant Price as adjusted, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

                  (e) For the purpose of this subsection 8.1, the term "Common Stock" shall mean (i) the class of stock designated as the voting Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock or securities resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, a registered holder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 8.


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
         8.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions shall be made during the term of the Warrants or upon the exercise of the Warrants.

         8.3 NO ADJUSTMENT IN CERTAIN CASES. No adjustments are required to be made pursuant to Section 8 hereof in connection with the issuance of shares of Common Stock or the Warrants (or the underlying shares of Common Stock) in the transactions contemplated by this Agreement.

         8.4 PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation shall agree that the registered holders of the Warrants shall have the right thereafter, upon payment of the Warrant Price in effect immediately prior to such action, to purchase, upon exercise of each Warrant, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had each Warrant been exercised immediately prior to such action. Any such agreements referred to in this subsection 8.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8 hereof. The provisions of this subsection 8.4 shall similarly apply to successive consolidations, mergers, sales, or conveyances.

         8.5 PAR VALUE OF SHARES OF COMMON STOCK. Before taking any action that would cause an adjustment reducing the Warrant Price below the then par value of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock at such adjusted Warrant Price.

         8.6 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may but shall not be required to retain a firm of independent public accountants of recognized regional or national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8 and the Company shall cause to be promptly mailed to each registered holder of a Warrant by first class mail, postage prepaid, a copy of such certificate.

         8.7 STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Warrant Price or the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.


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
         8.8 NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDERS OF WARRANTS. If, at any time prior to the expiration of a Warrant and prior to its exercise, any one or more of the following events shall occur:

                  (a) any action that would require an adjustment pursuant to subsection 8.1 or 8.4 hereof; or

                  (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed; then the Company must give notice in writing of such event to the registered holders of the Warrants, as provided in Section 12 hereof, at least 20 days to the extent practicable, prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice must specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein will not affect the validity of any action taken with respect thereto.

         Section 9. FRACTIONAL INTERESTS. The Company is not required to issue fractional shares of Common Stock on the exercise of a Warrant. If any fraction of a share of Common Stock would, except for the provisions of this Section 9, be issuable on the exercise of a Warrant (or specified portion thereof), the Company will in lieu thereof pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term "Current Market Price" means (i) if the Common Stock is listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange, the average for the 10 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the principal stock exchange on which it is listed, as the case may be, whichever is the higher, or (ii) if the Common Stock is traded in the over-the-counter market and is not listed for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market nor on any national securities exchange, the average of the per share closing bid prices of the Common Stock on the 10 consecutive trading days immediately preceding the date in question, as reported by Nasdaq or an equivalent generally accepted reporting service. The closing price referred to in clause (i) above shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case as quoted by the Nasdaq National Market or the Nasdaq SmallCap Market or on the national securities exchange on which the Common Stock is then listed. For purposes of clause (ii) above, if trading in the Common Stock is not reported by Nasdaq, the bid price referred to in said clause shall be the lowest bid price as reported on the OTC Bulletin Board or in the "pink sheets" published by National Quotation Bureau, Incorporated.

         Section 10. RIGHTS AS WARRANTHOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the holders thereof, as such, any of the rights of stockholders of the Company, including, without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote or to consent or to receive notice as


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
stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

         Section 11.       RESTRICTIONS ON TRANSFER.

                  (a) Each holder of a Warrant agrees that prior to making any disposition or transfer of the Warrants or shares issuable upon exercise of the Warrants ("Shares"), unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect with regard thereto and the disposition may be effected in accordance therewith and with applicable state securities laws, the holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition or transfer is to be made; and no such disposition shall be made except pursuant to an exemption from the registration requirements of all applicable federal and state securities laws, which exemption shall be proved to the satisfaction of the Company and its counsel prior to the effectuation of any such disposition or transfer.

                  (b) Each certificate evidencing the Warrants and Shares issuable upon exercise of the Warrants shall bear a legend in substantially the following form, until such time as such Warrants or such Shares have been sold pursuant to a registration statement or unless, in the opinion of legal counsel to the Company, such legend is not required in order to establish compliance with any provisions of applicable security laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SECTION 11 OF THE WARRANT AGREEMENT DATED AS OF ________ __, 1998, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

         Section 12. NOTICES. Notices or demands authorized by this Agreement to be given or made by the holder of any Warrant certificate to or on the Company shall be sufficiently given or made if sent by registered or certified mail, addressed (until another address is provided to each such holder) as follows (and shall be deemed given upon receipt):

                           Cygnet Financial Corporation
                           2525 East Camelback Road
                           Suite 1150
                           Phoenix, Arizona 85016
                           Attention:  Steven P. Johnson, Senior Vice President,
                                        General Counsel and Secretary


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
                           With a copy to:

                           Steven D. Pidgeon
                           Snell & Wilmer L.L.P.
                           One Arizona Center
                           Phoenix, Arizona 85004-0001

Notices or demands authorized by this Agreement to be given or made by the Company to the holder of any Warrant certificate shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as shown in the Warrant Register.

         Section 13. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Company and the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided, however, that without the consent of each holder of a Warrant, except as otherwise provided in Section 8, there can be no increase of the Warrant Price, reduction of the number of shares of Common Stock purchasable or reduction of the exercise period for such holder's Warrants.

         Section 14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the registered holders of the Warrants will bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 15. GOVERNING LAW. This Agreement will be deemed to be a contract made under the laws of the State of Arizona and for all purposes will be construed in accordance with the laws of said State.

         Section 16. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement will be construed to give to any person or corporation other than the Company and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement is for the sole and exclusive benefit of the Company and the registered holders of the Warrants.

         Section 17. COUNTERPARTS. This Agreement may be executed in counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

         Section 18. DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.


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
         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                          CYGNET FINANCIAL CORPORATION


                                          By:
                                               -----------------------
                                          Name:
                                               -----------------------
                                          Its:
                                               -----------------------


                                          ERNEST C. GARCIA, III


                                          By:
                                               -----------------------
                                          Name:
                                               -----------------------
                                          Its:
                                               -----------------------


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
Warrant No.  ____

                                    EXHIBIT A

               WARRANT TO PURCHASE ________ SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.,
                       MINNESOTA TIME, ON _______ __, 2003

                          CYGNET FINANCIAL CORPORATION

         This certifies that, for value received ________________________, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from CYGNET FINANCIAL CORPORATION, a Delaware corporation (the "Company"), at any time before 5:00 p.m., Arizona time, on _______ __, 2003, at the purchase price per share of $8.40 (the "Warrant Price"), the number of shares of Common Stock, par value $0.001 per share, of the Company set forth above (the "Shares"). The number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby and the Warrant Price is subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form attached hereto duly executed and guaranteed and simultaneous payment of the Warrant Price (as defined in the Warrant Agreement and subject to adjustment as provided therein) at the principal office of the Company. Payment of such price may be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

         The Warrants evidenced hereby are part of a duly authorized issue of Warrants and are issued under and in accordance with the Warrant Agreement dated as of _________ __, 1998, between the Company and the initial holder of the Warrants, and are subject to the terms and provisions contained in such Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part hereof and is hereby referred to for a description of the rights, limitations, duties and indemnities thereunder of the Company and the Holder of the Warrants, and to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

         Upon any partial exercise of the Warrants evidenced hereby, there will be issued to the Holder a new Warrant certificate in respect of the Shares evidenced hereby that have not been exercised. This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the


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
exercise of rights to purchase hereunder, but the Company will pay the cash value of any fraction upon the exercise of one or more Warrants, as provided in the Warrant Agreement.

         The Warrant Price and the number of shares of Common Stock issuable upon exercise of this Warrant is subject to adjustment as provided in Section 8 of the Warrant Agreement. The Warrant Agreement may be amended by the holder or holders of a majority of the outstanding Warrants representing a majority of the shares of Common Stock underlying such Warrants; provided that without the consent of each holder of a Warrant certain specified changes cannot be made to such holder's Warrants.

         The Holder hereof may be treated by the Company and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until any transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes. Notices and demands to be given to the Company must be given by certified or registered mail at the addresses provided in the Warrant Agreement.

         All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the respective meanings ascribed to such terms in the Warrant Agreement.

Dated:                                     CYGNET FINANCIAL CORPORATION
       ------------------
                                           By:
                                               ------------------------
                                               President

ATTEST:


-------------------------
Secretary

                            UGLY DUCKLING CORPORATION
                                  PURCHASE FORM

                                Mailing Address:
                          Cygnet Financial Corporation
                            2525 East Camelback Road
                                   Suite 1150
                             Phoenix, Arizona 85016
                              Attention: Secretary

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________Shares of Common Stock provided for therein, and requests that certificates for such Shares be issued in the name of:
________________________________________________________________________________
________________________________________________________________________________
(Please Print or Type Name, Address and Social Security Number)

and that such certificates be delivered to ____________________________________ whose address is __________________________________________________ and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his or her Assignee as below indicated and delivered to the address stated below.

                                           Dated:_______________________________

Name of Holder or Assignee:


________________________________________________________________________________
(Please Print)

Address:________________________________________________________________________
________________________________________________________________________________


Signature:

_________________________________
NOTE: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:


_________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


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
                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


________________________________________________________________________________
          (Name and Address of Assignee Must Be Printed or Typewritten)


________________________________________________________________________________

_________ Warrants, hereby irrevocably constituting and appointing______________
_______ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:________________________


                                              __________________________________
                                              Signature of Registered Holder

                                    Note:   The signature on this assignment
                                            must correspond with the name as it
                                            appears upon the face of the within
                                            Warrant certificate in every
                                            particular, without alteration or
                                            enlargement or any change whatever.

Signature Guaranteed:


_______________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stock Brokers, Savings and Loan Association, and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


                                       14